Exhibit 99.1

5995 Plaza Drive
For Immediate Release	Cypress, California 90630
Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason	Dan Yarbrough
	Media Relations	Investor Relations
	(714) 226-3530	(714) 226-3540
	tyler.mason@phs.com	dan.yarbrough@phs.com

PacifiCare Health Systems Announces 4th Quarter

and Full Year 2004 Results

•	Reported Q4 EPS was $0.76 per diluted share

•	Full-year net income was $303 million, or $3.20 per diluted share

•	Q4 total operating revenue up 13% from prior year

•	Year-end commercial membership up 18% from 2003

•	Total senior membership up 5% year-over-year

CYPRESS, Calif., February 3, 2005 — PacifiCare Health Systems, Inc. (NYSE: PHS), today announced that reported net income for the fourth quarter ended December 31, 2004 was $72 million, or $0.76 per diluted share. This compares with reported net income of $31.5 million, or $0.36 per diluted share, for the fourth quarter of the prior year. Results in the fourth quarter of 2004 included $4.2 million ($2.6 million, net of tax, or $0.03 per diluted share) in costs related to refinancing the company’s credit facility in connection with the acquisition of American Medical Security Group (AMS). Results in the fourth quarter of 2003 included $28 million ($17.5 million net of tax, or $0.19 per diluted share) in costs related to the redemption of $175 million of debt. For the full year 2004, reported net income was $303 million, or $3.20 per diluted share, compared with $243 million, or $2.89 per diluted share in 2003. All EPS and share numbers in this release reflect the 2-for-1 stock split that was effective January 20, 2004.

“We are pleased to report full-year 2004 EPS at the high end of our guidance, even after including over four million dollars in fourth quarter expenses, or about three cents per diluted share, related to the refinancing of our credit facility,” said Chairman and Chief Executive Officer Howard Phanstiel. “During the year we re-established Medicare Advantage membership growth as well as annual commercial membership growth for the first time since 2000, and we’re very excited about the two acquisitions we’ve announced that will further expand our membership, geographic presence, and product distribution capabilities.”

Revenue and Membership

Fourth quarter 2004 total operating revenue of $3.2 billion was 13% higher than the same quarter a year ago. Commercial revenue rose 12%, driven by a combination of premium increases and organic membership growth, as well as the inclusion of AMS membership and revenues for 19 days in the quarter. Senior revenue grew 11% over the fourth quarter of last year, primarily as the result of a Medicare Advantage premium increase and a 5% rise in membership. For the full-year 2004, total operating revenue rose 12% year-over-year.

Specialty and Other revenue grew 41% over the fourth quarter last year, primarily due to increased revenue at the company’s pharmacy benefit management (PBM) subsidiary, Prescription Solutions. This revenue growth was driven by an increase in total membership of 605,000, or 12%, year-over-year. Additionally, a focused marketing initiative resulted in 32% year-over-year growth in mail order revenue and an increase in the mail order fulfillment rate to 26%. On a full-year basis, both mail order revenue at Prescription Solutions and total Specialty and Other revenue increased 39% from 2003.

Health Care Costs

The private sector commercial medical loss ratio (MLR) in the fourth quarter decreased 130 basis points from the prior year, to 82.9%. On a full-year basis, the private sector commercial MLR decreased 50 basis points compared with 2003, to 83.5%.

2

The government sector senior MLR was up 320 basis points in the fourth quarter, to 86.6%, and was up 190 basis points for the full year 2004, to 86.1%, as compared to the respective periods in the prior year. The government sector MLR, which includes the company’s Medicare Advantage membership, was higher in 2004 compared to the prior year as a result of provisions in the Medicare Modernization Act requiring that all incremental premium increases be paid out in the form of increased member benefits or provider reimbursements.

Driven by the increase in the government sector loss ratio, the consolidated MLR of 84.5% was 90 basis points higher than the fourth quarter of the prior year. On a full-year basis, the consolidated MLR rose by 70 basis points from 2003, to 84.7%.

Selling, General & Administrative Expenses

The SG&A expense ratio of 13.4% in the fourth quarter of 2004 was 140 basis points lower than the fourth quarter of 2003. On a full-year basis, the ratio was down 50 basis points from the prior year, to 12.8%. The reduction in the ratio was driven primarily by the increase in total revenue, which created the ability to leverage fixed costs.

Other Financial Data

Medical claims and benefits payable (MCBP) totaled approximately $1.2 billion at December 31, 2004, which was an increase of approximately $126 million from the prior quarter. The IBNR component of MCBP increased by approximately $116 million sequentially, primarily as a result of the addition of $87 million related to the AMS acquisition.

Excluding the impact of the AMS acquisition, days claims payable for the fourth quarter compared to the prior quarter decreased slightly to 38.3 days from 38.5 days. However, after excluding the non-risk, capitated portion of the company’s business, as well as other non-claim related liabilities, days claims payable decreased by four-tenths of one day, to 70.5 days.

Cash flow from operations in the fourth quarter of 2004 was $34.2 million. It was impacted primarily by the timing of cash receipts on receivables at our PBM subsidiary and corresponding payments to our PBM customers.

3

Conference Call, Webcast and Website Information

PacifiCare will host a conference call and webcast on Thursday, February 3, 2005 at 6:00 AM Pacific time, 9:00 PM Eastern, to discuss this release in further detail. Interested parties can access the live conference by dialing (800) 857-9879, password “PacifiCare”. A replay of the call will be available through February 24, 2005 at (866) 400-9640. Additionally, a live webcast of the call will be available at www.pacificare.com. Click on About PacifiCare, Investor Relations, and then Conference Calls to access the link. In accordance with Regulation G, a reconciliation of GAAP results to any non-GAAP measurements referred to in this release and during the conference call will be posted with the earnings press release on our website.

Risk Factors Regarding Forward-Looking Statements

The statements in this news release, including those made by Howard Phanstiel that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, expectation for commercial membership growth and the anticipated benefits from acquisitions announced in 2004. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, failure to implement programs to achieve expected membership targets as a result of premiums or benefit adjustments, inability to execute acquisition strategies, including membership growth and product distribution expansion, inability to execute cost control strategies, including medical management programs, actual medical claims differing from current estimates, inability to maintain required capital levels at the company’s regulated subsidiaries, inability to maintain profitability and growth at the company’s specialty businesses, provider contractual or financial problems or bankruptcy, unexpected increases in competition, new regulations or laws relating to capitation, Medicare reimbursements, benefit mandates, service, utilization management, provider contracts and similar matters, and the inability to comply with existing bank covenants. Additional information on factors, risks, and uncertainties that could potentially affect our financial results may be found in documents filed with the Securities and Exchange Commission.

4

PacifiCare Health Systems is one of the nation’s largest consumer health organizations with more than 3 million health plan members and approximately 10 million specialty plan members nationwide. PacifiCare offers individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Currently, more than 99 percent of PacifiCare’s commercial health plan members are enrolled in plans that have received Excellent Accreditation by the National Committee for Quality Assurance (NCQA). PacifiCare’s specialty operations include behavioral health, dental and vision, and complete pharmacy benefit management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

5

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per-share amounts)	2004	2003	2004	2003
Revenue:
Commercial	$1,467,328	$1,309,879	$5,686,373	$5,043,257
Senior	1,478,169	1,335,578	5,810,247	5,395,265
Specialty and other	189,476	134,756	691,367	498,668
Net investment income	24,634	16,302	88,817	71,321

Total operating revenue	3,159,607	2,796,515	12,276,804	11,008,511
Expenses:
Health care services and other:
Commercial	1,227,419	1,114,182	4,786,830	4,270,329
Senior	1,277,149	1,113,301	5,007,852	4,540,301
Specialty and other	102,927	63,397	379,097	255,164

Total health care services and other	2,607,495	2,290,880	10,173,779	9,065,794

Selling, general and administrative expenses	418,722	411,442	1,561,247	1,452,542

Operating income	133,390	94,193	541,778	490,175
Interest expense, net	(16,189)	(43,647)	(48,041)	(100,531)

Income before income taxes	117,201	50,546	493,737	389,644
Provision for income taxes	45,240	19,056	190,583	146,896

Net income	$71,961	$31,490	$303,154	$242,748

Weighted average common shares outstanding used to calculate basic earnings per share (1)	84,136	78,752	84,256	74,409

Basic earnings per share (1)	$0.86	$0.40	$3.60	$3.26

Weighted average common shares and equivalents outstanding used to calculate diluted earnings per share (1)	95,517	90,147	95,490	84,771

Diluted earnings per share (1)(2)	$0.76	$0.36	$3.20	$2.89

(1)	All applicable per share amounts reflect the retroactive effect of the two-for-one common stock split in the form of a stock dividend that was effective January 20, 2004.

(2)	The diluted earnings per share for the year ended December 31, 2003 has been restated for the retroactive impact of Emerging Issues Task Force, or EITF, Issue No. 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per Share, that was effective beginning in Q4 2004. The diluted earnings per share and weighted average common shares and equivalents outstanding previously reported at December 31, 2003 were $3.04 and 79,963, respectively.

OPERATING STATISTICS
Medical loss ratio:
Consolidated	84.5%	83.6%	84.7%	84.0%
Private - Commercial	82.9%	84.2%	83.5%	84.0%
Private - Senior	65.5%	54.2%	70.6%	63.4%
Private - Consolidated	82.6%	83.8%	83.3%	83.7%
Government - Senior	86.6%	83.4%	86.1%	84.2%
Government - Consolidated	86.6%	83.4%	86.1%	84.2%
Selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income)	13.4%	14.8%	12.8%	13.3%
Operating income as a percentage of operating revenue	4.2%	3.4%	4.4%	4.5%
Effective tax rate	38.6%	37.7%	38.6%	37.7%

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2004	2003(1)	2004	2003(1)
Operating activities:
Net income	$71,961	$31,490	$303,154	$242,748
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13,096	10,248	50,503	44,713
Stock based compensation expense	5,645	5,957	33,467	19,092
Deferred income taxes	(2,025)	(33,969)	30,874	(46,088)
Tax benefit realized upon exercise of stock-based compensation	13,645	10,130	29,627	17,838
Amortization of intangible assets	4,947	5,431	19,786	21,908
Amortization of capitalized loan fees	5,132	1,105	8,364	7,481
Amortization of notes receivable from sale of fixed assets	(1,454)	(1,453)	(5,626)	(5,641)
(Gain) loss on disposal of property, plant and equipment	(271)	3,983	2,478	22,328
Provision for doubtful accounts	1,179	6,792	1,604	10,271
Expenses related to bond redemption	—	28,155	—	28,155
Amortization of discount on 10 3/4% senior notes	71	97	284	424
Employer benefit plan contributions in treasury stock	—	—	—	1,363
Changes in assets and liabilities:
Receivables, net	(3,302)	19,610	(44,857)	19,327
Prepaid expenses and other assets	66	(3,825)	1,153	(33,748)
Medical claims and benefits payable	4,916	(10,800)	44,016	(17,000)
Accounts payable and accrued liabilities:
Payments for Office of Personnel Management settlement, net of amounts received	—	—	—	(10,000)
Accrued taxes	(19,408)	(26,640)	(20,379)	9,750
Other changes in accounts payable and accrued liabilities	(25,470)	33,854	2,439	64,281
Unearned premium revenue	(34,564)	434,926	(428,787)	16,928

Net cash flows provided by operating activities	$34,164	$515,091	$28,100	$414,130

Investing activities:
Acquisition of AMS, net of cash acquired	$(445,886)	$—	$(445,886)	$—
Purchase of marketable securities, net	(78,515)	(32,485)	(321,061)	(169,102)
Purchase of property, plant and equipment	(27,979)	(15,224)	(73,066)	(52,271)
Sale of marketable securities - restricted	22	2,006	29,517	19,643
Proceeds from the sale of property, plant and equipment	430	9	430	30

Net cash flows used in investing activities	$(551,928)	$(45,694)	$(810,066)	$(201,700)

Financing activities:
Proceeds from borrowings of long-term debt	$625,000	$—	$625,000	$150,000
Principal payments on long-term debt	(178,226)	(744)	(179,591)	(151,329)
Purchase and retirement of common stock	(340)	(493)	(103,291)	(493)
Proceeds from issuance of common stock	38,581	18,180	81,787	41,146
Loan fees	(9,264)	—	(9,264)	(6,949)
Payments on software financing agreement	(1,478)	(388)	(6,993)	(3,683)
Proceeds from equity offering used for the redemption of $175M of senior notes	—	199,424	—	199,424
Principal payment on senior note redemption	—	(175,000)	—	(175,000)
Use of restricted cash collateral for payment of FHP senior notes	—	—	—	43,250
Principal payments on FHP senior notes	—	—	—	(43,250)
Payment of premium to bond holders for senior note redemption	—	(18,813)	—	(18,813)

Net cash flows provided by financing activities	$474,273	$22,166	$407,648	$34,303

Net increase (decrease) in cash and equivalents	$(43,491)	$491,563	$(374,318)	$246,733
Beginning cash and equivalents	867,595	706,859	1,198,422	951,689

Ending cash and equivalents	$824,104	$1,198,422	$824,104	$1,198,422

(1)	Presentation changes have been made to December 31, 2003 to conform to the 2004 presentation.

PACIFICARE HEALTH SYSTEMS, INC.

BALANCE SHEET DATA

(Unaudited)

(in thousands)	December 31, 2004	September 30, 2004	December 31, 2003
Assets:
Cash, equivalents and marketable securities	$2,760,869	$2,454,200	$2,558,142
Receivables, net	317,362	303,945	265,943
Property, plant and equipment, net	226,594	152,920	149,407
Goodwill and intangible assets, net	1,505,799	1,189,373	1,204,212
Other assets	416,293	371,544	441,600

Total assets	$5,226,917	$4,471,982	$4,619,304

Liabilities and equity:
Total medical claims and benefits payable	$1,192,400	$1,066,600	$1,027,500
Current portion of long-term debt	37,534	6,059	7,496
Long-term debt	1,051,520	607,470	612,700
Other liabilities	757,025	731,299	1,120,071
Total stockholders' equity	2,188,438	2,060,554	1,851,537

Total liabilities and equity	$5,226,917	$4,471,982	$4,619,304

MEMBERSHIP DATA (Unaudited)

	December 31, 2004	September 30, 2004	December 31, 2003
Commercial:
HMO	1,927,900	1,923,700	1,994,800
PPO	582,500	304,800	183,500
Employer self-funded	82,600	40,700	24,600

	2,593,000	2,269,200	2,202,900

Senior:
Medicare Advantage	704,700	693,300	682,300
Medicare Supplement	36,200	34,300	26,900
CMS Disease Management	2,500	1,500	—

	743,400	729,100	709,200

Total membership	3,336,400	2,998,300	2,912,100

Pharmacy benefit management (A)	5,588,700	5,526,300	4,983,500
Behavioral health (B)	3,813,600	3,762,300	3,660,100
Dental and vision (B)	1,040,500	821,100	719,600

(A)	Pharmacy benefit management membership includes PacifiCare members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans, excluding members covered under other PBM contracts. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(B)	Behavioral health, dental and vision membership includes PacifiCare members in our Commercial, Medicare Advantage or Medicare Supplement plans that also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.

Membership Information

(Unaudited)

(In thousands)	December 31, 2004			September 30, 2004			December 31, 2003
	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL	Commercial	Medicare Advantage	TOTAL

Managed Care Membership (1)(2)
Arizona	167.7	102.9	270.6	154.7	95.6	250.3	159.9	86.6	246.5
California	1,503.3	357.8	1,861.1	1,488.3	357.1	1,845.4	1,410.4	348.4	1,758.8
Colorado	250.3	52.1	302.4	250.5	52.1	302.6	229.3	52.6	281.9
Florida	30.4	—	30.4	—	—	—	—	—	—
Guam	27.1	—	27.1	27.5	—	27.5	26.4	—	26.4
Illinois	36.9	—	36.9	—	—	—	—	—	—
Michigan	43.8	—	43.8	—	—	—	—	—	—
Nevada	40.9	25.7	66.6	38.9	25.5	64.4	33.3	25.3	58.6
Oklahoma	101.7	15.5	117.2	85.4	15.1	100.5	96.7	18.4	115.1
Oregon	57.4	22.7	80.1	58.6	23.0	81.6	61.1	24.0	85.1
Texas	119.2	84.3	203.5	93.8	79.9	173.7	116.0	74.5	190.5
Washington	75.8	43.7	119.5	71.5	45.0	116.5	69.8	52.5	122.3
Other States	138.5	—	138.5	—	—	—	—	—	—

Total Managed Care Membership	2,593.0	704.7	3,297.7	2,269.2	693.3	2,962.5	2,202.9	682.3	2,885.2

Total Membership
Commercial
HMO			1,927.9			1,923.7			1,994.8
PPO (2)			582.5			304.8			183.5
Employer self-funded (2)			82.6			40.7			24.6

Total Commercial			2,593.0			2,269.2			2,202.9

Senior
Medicare Advantage			704.7			693.3			682.3
Medicare Supplement			36.2			34.3			26.9
CMS Disease Management			2.5			1.5			—

Total Senior			743.4			729.1			709.2

Total Membership			3,336.4			2,998.3			2,912.1

	December 31, 2004			September 30, 2004			December 31, 2003
	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL
Specialty Membership
Pharmacy benefit management (3)	3,024.3	2,564.4	5,588.7	2,998.3	2,528.0	5,526.3	2,912.1	2,071.4	4,983.5
Behavioral health (4)	2,083.9	1,729.7	3,813.6	2,055.8	1,706.5	3,762.3	2,013.4	1,646.7	3,660.1
Dental and vision (4)(5)	601.2	439.3	1,040.5	589.8	231.3	821.1	485.0	234.6	719.6

(1)	Managed care membership includes HMO and PPO membership whether risk or self-funded.

(2)	At December 31, 2004, managed care membership includes 271,200 PPO and 40,900 employer self-funded members as a result of the AMS acquisition.

(3)	Pharmacy benefit management PacifiCare membership represents members that are in our Commercial, Medicare Advantage, Medicare Supplement or CMS Disease Management plans, excluding members covered under other PBM contracts. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(4)	Behavioral health, dental and vision and AMS dental and vision PacifiCare membership represents members in our Commercial, Medicare Advantage or Medicare Supplement plans that are also enrolled in our behavioral health, dental and/or vision plans.

(5)	At December 31, 2004, dental and vision membership includes 60,800 PacifiCare and 145,300 unaffiliated members as a result of the AMS acquisition.

PacifiCare Health Systems, Inc.

Percent of Health Care Services and Other Expenses

Capitated vs. Other Expenses

(Unaudited)

	Three Months Ended December 31,
(In millions)	2004				2003
	Commercial		Senior		Commercial		Senior
Capitation expense	$386	31%	$709	56%	$360	32%	$657	59%
All other health care services and other expenses	841	69%	568	44%	754	68%	456	41%

Total health care services and other expenses	$1,227	100%	$1,277	100%	$1,114	100%	$1,113	100%

	Year Ended December 31,
	2004				2003
	Commercial		Senior		Commercial		Senior
Capitation expense	$1,574	33%	$2,846	57%	$1,488	35%	$2,704	60%
All other health care services and other expenses	3,213	67%	2,162	43%	2,782	65%	1,836	40%

Total health care services and other expenses	$4,787	100%	$5,008	100%	$4,270	100%	$4,540	100%

PacifiCare Health Systems, Inc.

Changes in Medical Claims and Benefits Payable

(Unaudited)

(In thousands)
Balance September 30, 2004	$1,066,600
Increase in IBNR due to the acquisition of AMS	87,000
IBNR health care increases	29,000	Primarily due to an increase in senior healthcare costs due to normal seasonality and an increase in senior membership.
Insolvency reserve	(5,700)	Primarily due to the receipt of additional provider financial information.
Other	15,500

Balance December 31, 2004	$1,192,400

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

		Three Months Ended
		12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004 (4)
	Days in the quarter	92	91	91	92	92
Commercial
A	MCBP ($000s) at end of period	$667,002	$714,442	$691,109	$680,842	$679,615
B	Total HMO and PPO commercial members (000s) at end of period	2,178	2,213	2,242	2,228	2,239
C=A/B	MCBP per member at end of period	$306.25	$322.84	$308.26	$305.58	$303.54
D=A/(Health care costs/ Days in quarter)	Days claims payable	52.1	52.0	48.7	48.4	47.8
E	IBNR ($000s) (3)	$505,311	$535,414	$548,959	$553,904	$562,669
F	Claims expense per day ($000s) (3)	$6,598	$7,176	$7,327	$7,352	$7,533
G=E/B	IBNR per member at end of period	$232.01	$241.94	$244.85	$248.61	$251.30
H=E/F	IBNR days claims payable	76.6	74.6	74.9	75.3	74.7
I	Days to turn claims (1), (2)	62.2	62.4	63.5	61.5	61.5
J = H/I	IBNR days claims payable/days to turn claims ratio	1.23	1.20	1.18	1.23	1.21

Senior
A	MCBP ($000s) at end of period	$360,498	$390,058	$389,591	$385,758	$394,831
B	Total Medicare Advantage and Medicare Supplement members (000s) at end of period	709	719	722	728	741
C=A/B	MCBP per member at end of period	$508.46	$542.50	$539.60	$529.89	$532.84
D=A/(Health care costs/ Days in quarter)	Days claims payable	29.8	29.0	28.4	28.2	28.4
E	IBNR ($000s) (3)	$276,226	$298,866	$303,222	$291,238	$310,250
F	Claims expense per day ($000s) (3)	$3,997	$4,823	$4,847	$4,573	$4,845
G=E/B	IBNR per member at end of period	$389.60	$415.67	$419.98	$400.05	$418.69
H=E/F	IBNR days claims payable	69.1	62.0	62.6	63.7	64.0
I	Days to turn claims (1), (2)	48.9	47.0	47.1	44.9	44.9
J = H/I	IBNR days claims payable/days to turn claims ratio	1.41	1.32	1.33	1.42	1.43

Consolidated
A	MCBP ($000s) at end of period	$1,027,500	$1,104,500	$1,080,700	$1,066,600	$1,074,446
B	Total members (000s) at end of period	2,887	2,932	2,964	2,956	2,980
C=A/B	MCBP per member at end of period	$355.91	$376.71	$364.61	$360.83	$360.55
D=A/(Health care costs/ Days in quarter)	Days claims payable	41.3	40.6	38.7	38.5	38.3
E	IBNR ($000s) (3)	$781,537	$834,280	$852,181	$845,142	$872,919
F	Claims expense per day ($000s) (3)	$10,595	$11,999	$12,174	$11,925	$12,378
G=E/B	IBNR per member at end of period	$270.71	$284.54	$287.51	$285.91	$292.93
H=E/F	IBNR days claims payable	73.8	69.5	70.0	70.9	70.5
I	Days to turn claims (1), (2)	56.4	55.8	56.6	54.7	54.7
J = H/I	IBNR days claims payable/days to turn claims ratio	1.31	1.25	1.24	1.30	1.29
K	Days receipts on hand	5.5	5.4	6.0	5.3	5.8

Note 1 - Excludes pharmacy and third party administered claims. These excluded claims do not materially impact the calculations.

Note 2 - December 31, 2004 days to turn claims assumes no further improvement in speed.

Note 3 - Excludes pharmacy claims.

Note 4 - Excludes the impact of 19 days of AMS operations.

PacifiCare Health Systems, Inc.

Medical Claims and Benefits Payable (MCBP) Information

(unaudited)

	Q4 2004 compared to Q4 2003
Analysis	Commercial	Senior	Consolidated
Days to turn claims - December 31, 2004 (2)	61.5	44.9	54.7
Days to turn claims - December 31, 2003	62.2	48.9	56.4

Increase (decrease) in days to turn claims from December 31, 2003 to December 31, 2004	(0.7)	(4.0)	(1.7)

Q4 2003 claims expense per day ($000s)	$6,598	$3,997	$10,595

Expected IBNR increase (decrease) from improved speed of claims payments ($000s)	$(4,619)	$(15,988)	$(18,012)

Total members at December 31, 2003 (000s)	2,178	709	2,887

IBNR increase (decrease) per member from improved speed of claims payments	$(2.12)	$(22.55)	$(6.24)
MCBP per member at December 31, 2003	$306.25	$508.46	$355.91

Expected MCBP per member Q4 2003 assuming improved speed of claims payments	$304.13	$485.91	$349.67

MCBP per member at December 31, 2004 (2)	$303.54	$532.84	$360.55

MCBP per member increase (decrease) over prior year	-0.2%	9.7%	3.1%

Compares To:
Health care cost per member - Three months ended December 31, 2003 (1)	$154.65	$498.90	$239.66
Health care cost per member - Three months ended December 31, 2004 (1),(2)	$161.80	$536.88	$254.83
Health care cost increase per member over third quarter of prior year	4.6%	7.6%	6.3%

Note 1 - Excludes pharmacy claims.

Note 2 - Excludes the impact of 19 days of AMS operations.

PacifiCare Health Systems, Inc.

Medical Loss Ratio Information

(Unaudited)

	COMMERCIAL			SENIOR			TOTAL
(amounts in millions)	Premiums	Health Care Services Expenses	MLR	Premiums	Health Care Services Expenses	MLR	Premiums	Health Care Services Expenses	MLR
Year Ended December 31, 2004:
Private Sector	$5,998.3	$5,011.6	83.5%	$98.5	$69.5	70.6%	$6,096.8	$5,081.1	83.3%
Government Sector	—	—	N/A	5,733.3	4,936.9	86.1%	5,733.3	4,936.9	86.1%

Consolidated	$5,998.3	$5,011.6	83.5%	$5,831.8	$5,006.4	85.8%	$11,830.1	$10,018.0	84.7%

Q4 2004:
Private Sector	$1,549.9	$1,284.3	82.9%	$25.9	$17.0	65.5%	$1,575.8	$1,301.3	82.6%
Government Sector	—	—	N/A	1,457.2	1,261.7	86.6%	1,457.2	1,261.7	86.6%

Consolidated	$1,549.9	$1,284.3	82.9%	$1,483.1	$1,278.7	86.2%	$3,033.0	$2,563.0	84.5%

Year Ended December 31, 2003:
Private Sector	$5,320.3	$4,471.2	84.0%	$79.1	$50.2	63.4%	$5,399.4	$4,521.4	83.7%
Government Sector	—	—	N/A	5,319.2	4,478.1	84.2%	5,319.2	4,478.1	84.2%

Consolidated	$5,320.3	$4,471.2	84.0%	$5,398.3	$4,528.3	83.9%	$10,718.6	$8,999.5	84.0%

Q4 2003:
Private Sector	$1,382.1	$1,163.9	84.2%	$21.6	$11.7	54.2%	$1,403.7	$1,175.6	83.8%
Government Sector	—	—	N/A	1,315.5	1,097.5	83.4%	1,315.5	1,097.5	83.4%

Consolidated	$1,382.1	$1,163.9	84.2%	$1,337.1	$1,109.2	83.0%	$2,719.2	$2,273.1	83.6%

PacifiCare Health Systems, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Medical Loss Ratio Premiums and Health Care Services Expenses

The following sets forth a reconciliation of premium revenues and health care services expenses used in the calculation of our medical loss ratio to the revenue and health care services and other expenses (which is the closest GAAP financial measure) as shown on the consolidated statements of operations:

(amounts in millions)	Three Months Ended December 31,		Year Ended December 31,

	2004	2003	2004	2003
Commercial:
Commercial revenue	$1,467.3	$1,309.9	$5,686.4	$5,043.3
Net effect of specialty premiums, administrative service fee revenue and eliminations	82.6	72.2	311.9	277.0

Consolidated commercial premiums	$1,549.9	$1,382.1	$5,998.3	$5,320.3

Commercial health care services and other expenses	$1,227.4	$1,114.2	$4,786.8	$4,270.3
Net effect of specialty health care services and other expenses and eliminations	56.9	49.7	224.8	200.9

Consolidated health care services expenses related to consolidated commercial premiums	$1,284.3	$1,163.9	$5,011.6	$4,471.2

Senior:
Senior revenue	$1,478.2	$1,335.6	$5,810.2	$5,395.3
Net effect of specialty premiums, administrative service fee revenue and eliminations	4.9	1.5	21.6	3.0

Consolidated senior premiums	$1,483.1	$1,337.1	$5,831.8	$5,398.3

Senior health care services and other expenses	$1,277.1	$1,113.3	$5,007.9	$4,540.3
Net effect of specialty health care services and other expenses and eliminations	1.6	(4.1)	(1.5)	(12.0)

Consolidated health care services expenses related to consolidated senior premiums	$1,278.7	$1,109.2	$5,006.4	$4,528.3